Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Karuna Therapeutics, Inc.:

We consent to the use of our report dated March 29, 2019, except as to Note 15, which date is June 14, 2019, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG

Cambridge, Massachusetts

June 27, 2019